Exhibit d.4

NOTICE OF GUARANTEED DELIVERY FOR SHARES OF

COMMON STOCK OF KOHLBERG CAPITAL CORPORATION

SUBSCRIBED FOR PURSUANT TO THE BASIC SUBSCRIPTION

AND THE OVER-SUBSCRIPTION PRIVILEGE

Kohlberg Capital Corporation Rights Offering

As set forth in the Prospectus dated [            ], 2008 (the “Prospectus”) under “The Rights Offering—Subscription Agent,” this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of Kohlberg Capital Corporation (the “Company”) of common stock (the “Shares”) subscribed for by exercise of transferable rights (“Rights”) pursuant to the basic subscription right and the over-subscription privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be received prior to 5:00 p.m., New York City time, on [            ], 2008 (the “Expiration Date”) or, if the offer is extended, by the close of business two business days prior to the extended Expiration Date. The terms and conditions of the offer set forth in the Prospectus are incorporated by reference herein.

The Subscription Agent is:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By Hand or Overnight Courier:	By Regular Mail:

American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane
6201 15th Avenue	New York, New York 10038
Brooklyn, New York 11219

By Facsimile:

(718) 234-5001

with required telephonic confirmation at (877)
248-6417 or (718) 921-8317

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The broker-dealer, trust company, bank or other nominee that completes this form must communicate the guarantee and the number of Shares subscribed for under both the basic subscription right and the over-subscription privilege to the Subscription Agent and must deliver this Notice of Guaranteed Delivery guaranteeing delivery of (i) payment in full of the estimated subscription price for all subscribed Shares and (ii) a properly completed and executed subscription certificate (the “Subscription Certificate”) to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date. The Subscription Certificate and full payment of the estimated subscription price must then be delivered to the Subscription Agent by the close of business on [            ], 2008, which is the third business day after the Expiration Date, unless extended by the Company. Failure to do so will result in a forfeiture of the Rights.

GUARANTEE

The undersigned, a broker-dealer, trust company, bank or other nominee, guarantees delivery of payment to the Subscription Agent by the close of business (5:00 p.m., New York City time) on the close of business on the third business day after the Expiration Date ([                    ], 2008, unless extended by the Company) of (i) a properly completed and duly executed Subscription Certificate and (ii) payment in full of the estimated subscription price of $[            ] per share for the Shares subscribed for in the basic subscription right and any additional shares subscribed for pursuant to the over-subscription privilege, if applicable, as subscription for such Shares is indicated herein or in the Subscription Certificate.

1. Basic Subscription	Number of Shares requested for which you are guaranteeing delivery of Rights and Payment:	Payment to be made in connection with Shares
	Shares	$

2. Over-Subscription	Number of Shares requested for which you are guaranteeing payment:	Payment to be made in connection with Shares:
	Shares	$

3. Totals	Total Number of Rights to be Delivered:	$
	Rights	Total Payment

Method of Delivery of Rights (circle one):

A.Through The Depository Trust Company (“DTC”)*		B.Direct to the Subscription Agent

Please note that if you are guaranteeing for Shares subscribed for pursuant to the over-subscription privilege and are a DTC participant, you must also execute and forward to American Stock & Transfer Company a nominee holder over-subscription certificate.

Name of Firm	Authorized Signature

Address	Title

Zip Code	Name (Please Type or Print)

Name of Registered Holder (If Applicable)

Telephone Number	Date

*	IF THE RIGHTS ARE TO BE DELIVERED THROUGH DTC, CALL THE SUBSCRIPTION AGENT TO OBTAIN A PROTECT IDENTIFICATION NUMBER, WHICH NEEDS TO BE COMMUNICATED BY YOU TO DTC.